Exhibit 32

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Interim Chief Executive Officer and the Chief Financial Officer of Grubb & Ellis Company (the “Company”), each hereby certifies that to his knowledge, on the date hereof:

(a) the Quarterly Report on Form 10-Q of the Company for the period ended March 31, 2009 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Gary H. Hunt
Gary H. Hunt
Interim Chief Executive Officer
May 28, 2009

/s/  Richard W. Pehlke
Richard W. Pehlke
Chief Financial Officer
May 28, 2009